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                                                                 Exhibit (10)(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 24, 2000 in this Registration Statement (Form N-1A No. 2-89016) of PaineWebber Managed Municipal Trust (consisting of PaineWebber RMA California Municipal Money Fund and PaineWebber RMA New York Municipal Money Fund).


                                                    /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


New York, New York
August 25, 2000